UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report February 20, 2015

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number 000-27261

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 20, 2015, CH2M HILL Companies, Ltd. (“CH2M HILL”) issued a report to its stockholders that included a summary of CH2M HILL performance for the year ended December 31, 2014. A copy of the report to stockholders is attached hereto as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.  Regulation FD

CEO Quarterly Report

On February 20, 2015, CH2M HILL issued a report to its stockholders, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01.  Other Events.

New Price for Common Stock and Trade Date Established.

Effective February 20, 2015, the Board of Directors established the price of the CH2M HILL common stock at $47.86 per share.  This price represents an increase of 4.2% from the price that was set by the CH2M HILL Board of Directors on November 24, 2014.

The next trade date on CH2M HILL’s internal market is March 24, 2015. Those eligible participants who wish to buy or sell CH2M HILL common stock on this trade date will need to notify our broker, Neidiger, Tucker and Bruner, Inc. (“NTB”), no later than March 10, 2015.  All eligible participants will receive detailed information about the trade date and how to participate directly from NTB.

Determination of Common Stock Price.

The price of the CH2M HILL common stock is established by the Board of Directors each quarter based on a company fair valuation methodology described in the CH2M HILL Prospectus, dated March 23, 2010 (the “Prospectus”), as filed with the United States Securities and Exchange Commission (the “SEC”), as amended by the information contained in the subsequent annual, quarterly and current reports filed by CH2M HILL with the SEC pursuant to the Securities Exchange Act of 1934.  The valuation methodology used by the board of directors includes the following valuation formula (“Stock Valuation Formula”):

Share Price = [(7.8 x M x P) + (SE)]/CS

As further discussed below, the Stock Valuation Formula is one of several factors considered by the Board of Directors as part of the total mix of information available to determine the fair value of our common stock. The following table sets forth information concerning the values used in the valuation formula for purposes of the Board’s determination of the new stock price.

Effective Date	Price Per Share	M(1)	P(2)	SE(3)	CS(4)
			(in thousands)	(in thousands)	(in thousands)
February 20, 2015	$47.86	1.2	$96,361	$485,115	28,980

The factors and values in the table above are defined as follows:

(1)                                 “M” is the market factor, which is subjectively determined in the sole discretion of the Board of Directors.  In determining the market factor, the Board of Directors takes into account numerous factors further described below in determining the fair value of the common stock.  This “M” component of our stock price valuation remained unchanged since the inception of the current ownership program in 2000 until the November 9, 2007 valuation, when it was changed by the Board of Directors from 1.0 to 1.2 to reflect a sustained upward valuation trend in the engineering and construction industry in CH2M HILL’s stock price and arrive at a fair value for CH2M HILL’s common stock.

(2)                                 “P” is profit after tax, otherwise referred to as net income, for the four fiscal quarters immediately preceding the trade date, adjusted for any items that the Board of Directors determines should be excluded, as discussed below.

(3)                                 “SE” is CH2M HILL’s total stockholders’ equity, which includes intangible items, as set forth on CH2M HILL’s quarterly or annual financial statements for the relevant period.  For purposes of setting the price of the common stock, the Board does not include in the “SE” parameter accumulated other comprehensive income (loss) and non-controlling interests.

(4)                                 “CS” is based on the weighted average number of shares of common stock outstanding during the four fiscal quarters immediately preceding the trade date, calculated on a fully diluted basis, adjusted for specific items as determined by the Board of Directors, in its discretion, as discussed below.  By comparison, the year to date weighted average number of shares of common stock as reflected in the diluted earnings per share calculation in CH2M HILL’s financial statements is 28,256,864.

As discussed below, the Board of Directors has the discretion to review events and exclude nonrecurring or unusual transactions from certain of the parameters used in the stock price valuation.  Transactions are considered nonrecurring or unusual if the market would not generally take them into account in valuing an equity security.

In September 2014, CH2M HILL’s management announced its commitment to a cost reduction initiative that includes a number of elements designed to help CH2M HILL reduce costs and achieve important business objectives, including enhancing client service, improving efficiency, reducing risk, creating more opportunity for profitable growth, and providing more long-term value for its stockholders. These restructuring activities, including a voluntary retirement program, workforce reductions, facilities consolidations and evaluation of certain lines of business, were begun in the third and fourth quarters of 2014 and will continue into 2015.  We expect to incur additional restructuring costs in 2015. As discussed below, certain of these costs have been excluded from the stock price valuation formula used by the Board of Directors to determine the new stock price.

Losses related to winding down of CH2M HILL’s Power business.  In connection with the initiatives listed above, during 2014, CH2M HILL made a decision to wind down its Power business. For the year ended December 31, 2014, the Power business recognized a loss of $135 million, net of tax.  Consistent with the approach of CH2M HILL’s independent third party valuation experts, the Board of Directors believes that, because these financial results are related to a business that CH2M HILL has chosen to exit, inclusion of these losses does not accurately reflect the profitability or value of CH2M HILL’s continuing operations and would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these losses from the “P” (profit after tax) parameter for stock valuation purposes.  These losses are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total stockholders’ equity).  The Board intends to exclude any future operational results from the Power business until the wind down is complete from the “P” calculation while retaining them in the “SE” parameter.

Goodwill and intangible asset impairment.  In the third quarter of 2014, CH2M HILL began to implement certain restructuring activities which included the rationalization of certain lines of business.  CH2M HILL has determined that this restructuring is a triggering event for purposes of requiring CH2M HILL to test goodwill and intangible assets for impairment and, as a result, CH2M HILL initiated an impairment test in the third quarter of 2014. In the fourth quarter of 2014, we completed step two of the impairment test for the Energy, Industrial and Advanced Technology and Urban Programs businesses. As a result, CH2M HILL recorded a non-cash charge of $61 million (net of tax) for the year ended December 31, 2014.  The Board of Directors believes that these non-cash charges do not accurately reflect the profitability or value of CH2M HILL’s continuing operations on an ongoing basis and would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these charges from the “P” (profit after tax) parameter for stock valuation purposes.  These charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total stockholders’ equity).  The Board intends to treat these costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Restructuring costs.  For the year ended December 31, 2014, CH2M HILL incurred a charge of $47 million (net of tax) for restructuring activities related primarily to severance costs for employees notified and terminated in the third and fourth quarters.  The Board of Directors believes that these charges do not accurately reflect the profitability or value of CH2M HILL’s continuing operations on an ongoing basis and would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these charges from the “P” (profit after tax) parameter for stock valuation purposes.  These charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total stockholders’ equity).  The Board intends to treat these costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Non-cash depreciation and amortization charges relating to acquisitions.  In each quarter of 2014, CH2M HILL recognized certain non-cash depreciation and amortization charges relating to acquisitions, resulting in a reduction of our earnings in the total amount of $35 million (net of tax) for the year. The Board of Directors believes that these non-cash charges would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these acquisition costs from the “P” (profit after tax) parameter for stock valuation purposes.  These non-cash depreciation and amortization charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total stockholders’ equity).  The Board intends to treat these asset depreciation and amortization costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Adjustments to the Calculation of Common Stock Outstanding (“CS”). “CS’’ is based on the weighted-average number of shares of our common stock outstanding during the four fiscal quarters immediately preceding the Trade Date, calculated on a fully-diluted basis. By ‘‘fully-diluted’’ we mean that the calculations are made as if all outstanding options to purchase our common stock had been exercised and other ‘‘dilutive’’ securities were converted into shares of our common stock. In addition, our Board of Directors may determine, in its discretion and solely for the purpose of determining the price of CH2M HILL common stock, (1) to adjust the weighted-average number of shares to reflect in an appropriate manner the impact of past or anticipated future issuances, and (2) to treat substantial issuances of shares, such as substantial issuances of shares as consideration in connection with business acquisition transactions, that occur during the four fiscal quarters immediately preceding the Trade Date as having been issued at the beginning of such four-quarter period.  For example, we include in CS as calculated an estimate of the weighted-average number of shares that we reasonably anticipate will be issued during the next four quarters under our stock-based compensation programs and employee benefit plans.

The Stock Valuation Formula is one of several factors considered by the Board of Directors as part of the total mix of information available to determine the fair value of our common stock.  Our Board of Directors also takes into account company appraisal information prepared by independent third party valuation experts and other available information and data.

As previously disclosed, project losses and other adverse operating results in recent periods resulted in volatility in CH2M HILL’s reported results of operations and constrained CH2M HILL’s cash flow and liquidity. In addition, as discussed above, CH2M HILL made strategic operational decisions in 2014 with respect to restructuring activities that resulted in certain various charges that reduced reported earnings for 2014.  In the course of determining the stock price for the current period, the Board of Directors reviewed the stock valuation data presented to it, including the valuation data provided by CH2M HILL’s outside advisers, and the results of using the Stock Valuation Formula, and considered, among other things,

a)             recent volatility in CH2M HILL’s reported results of operations, and

b)             ongoing steps being taken by management as part of an initiative designed to help CH2M HILL reduce costs and achieve important business objectives, including enhancing client service, improving efficiency, reducing risk, creating more opportunity for profitable growth and maximizing value for stockholders.

The Board reviewed and analyzed several sources of information in determining a fair valuation of the company for the stock trade including, but not limited to, the stock valuation per the stock price formula, valuation information and data provided by outside professional advisers, and other relevant information regarding the company’s fair value.  Considering all the information reviewed and in consultation with CH2M HILL’s professional advisers, the Board deliberated and determined that the current fair value of CH2M HILL’s common stock is $47.86 per share.

Further detailed discussion of these charges and reductions of our reported goodwill and intangible assets impairment charges and other restructuring and depreciation and amortization costs will be contained in our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”) under the heading Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.  Our 2014 Annual Report, which we expect to file with the SEC on or about February 24, 2015, and our other disclosure filings with the SEC, may be obtained from the SEC’s Internet website (http://www.sec.gov) through the EDGAR Company Filings search page (http://www.sec.gov/edgar/searchedgar/companysearch.html), or by calling CH2M HILL at (303) 771-0900.

Historical Prices for CH2M HILL Common Stock

The prices for CH2M HILL common stock for the past three years have been:

Effective Date	Price Per Share	Percentage Price Increase (Decrease)
May 11, 2012	53.39	(6.3)%
August 10, 2012	51.39	(3.7)%
November 9, 2012	54.67	6.4%
February 15, 2013	57.64	5.4%
May 17, 2013	58.40	1.3%
August 9, 2013	59.60	2.1%
November 14, 2013	61.75	3.6%
February 14, 2014	69.43	12.4%
May 16, 2014	64.83	(6.6)%
August 15, 2014	60.20	(7.1)%
November 24, 2014	45.93	(23.7)%
February 20, 2015	47.86	4.2%

Possible Proration or Allocation of Internal Market Trade.

CH2M HILL determines whether to participate in the internal market on a quarterly basis. Prior to each quarterly trade date, we review the outstanding orders and any resulting imbalance between sell orders and buy orders and make a determination whether or not CH2M HILL should participate in the internal market by buying shares in order to balance the number of sell orders and buy orders. In making that determination, CH2M HILL’s management and Board of Directors consider relevant factors in light of prevailing circumstances, including our financial condition and results of operations, our available cash and capital resources, including the limits that CH2M HILL may spend on share repurchases and the borrowing capacity available pursuant to the terms of our existing unsecured revolving line of credit and other sources of liquidity, expected current and future needs for cash to fund our operations, anticipated contingencies and other factors.

CH2M HILL has experienced project losses and other adverse operating results in recent periods, which has constrained our cash flow and liquidity.  As a result, CH2M HILL has limits that it can spend on share repurchases pursuant to the terms of our existing unsecured revolving line of credit, and CH2M HILL’s management and Board of Directors could also determine to limit the amount of money expended by the company to repurchase shares to balance the internal market, or not to participate in the internal market, either of which would result in proration of sell orders that stockholders may place for trades on the next trade date. In addition, CH2M HILL’s Board of Directors could determine to suspend trading on the internal market in order to provide time to evaluate the ability to adequately provide for proration and to conserve the company’s cash reserves and available liquidity.

During the second half of 2014, as result of adverse operating results, reduced liquidity and other factors, CH2M HILL limited the amount of money allocated to purchasing shares in the internal market, resulting in limitations on the number of shares eligible employee stockholders could sell in the internal market on the September and December 2014 trade dates. For the September 26, 2014 internal market trade date, CH2M HILL’s Board of Directors and management determined not to fully clear all sell orders in the internal market on that trade date and to allocate $10.7 million towards the repurchase by CH2M HILL of shares on the internal market on that date.  As a result, each order to sell more than 489 shares placed on such date was only partially filled, with 489 shares being sold and all remaining shares returned to the account of the selling stockholder. For the December 16, 2014 internal market trade date, CH2M HILL’s Board of Directors and management allocated $10.7 million to repurchase shares of common stock and sell orders were similarly limited to 235 or fewer shares.

CH2M HILL’s principal revolving credit facility includes a limitation on the amount CH2M HILL may spend to repurchase its common stock in connection with its employee stock ownership program and to make legally required repurchases of common stock held in benefit plan accounts in the third and fourth quarters of 2014 and in 2015. Together with prudent management of CH2M HILL’s resources for operating cash needs, we expect that the amounts CH2M HILL will be able to spend to clear sell orders on the March 24, 2015 trade date and the subsequent trade dates that are currently expected to occur in 2015 will continue to be severely restricted. CH2M HILL’s Board of Directors and management anticipate that the internal market will only partially clear, and some sell orders will be only partially filled, on such trade dates.

Risks Related to Our Internal Market.  Before deciding to invest in CH2M HILL’s common stock, you should carefully consider information regarding CH2M HILL’s historical financial performance and the risk factors relating to our business and the internal market set forth in CH2M HILL’s annual, quarterly and current reports filed with the SEC, including, when available, the risk factors what will be set forth in our 2014 Annual Report under the heading Item 1A. Risk Factors—Risks Related to Our Internal Market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Text of stockholder report issued by CH2M HILL Companies, Ltd. on February 20, 2015 (furnished under Items 2.02 and 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: February 20, 2015	By:	/s/ GARY L. MCARTHUR
Gary L. McArthur

Its: Executive Vice President and Chief Financial Officer